UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 15, 2016

Commission file number 000-54072

China Ginseng Holdings, Inc.

(Exact name of registrant as specified in its charter)

Nevada	20-3348253
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

64 Jie Fang Da Road Ji Yu Building A, Suite 1208 Changchun City, China	130022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone (01186) 43185790039

–––––––––––––––– Copies to: Hunter Taubman Fischer LLC 1450 Broadway, 26th Floor New York, NY 10018 Tel: 917-512-0827
––––––––––––––––

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3—Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities

On July 21, 2015, in connection with a security purchase agreement between China Ginseng Holdings, Inc. (the “Company”) and an investor (the “Investor”), we closed a private placement to sell a Series A Convertible Debenture for a price of $1,600,000. The Debenture is convertible into 4,000,000 shares of our common stock, par value $0.001 per share, at a conversion price of $.40 per share.

On June 15, 2016, the Investor informed us its intent to convert the Debenture into shares of our common stock. Accordingly, pursuant to the Debenture, we will issue an aggregate amount of 4,000,000 shares of our common stock, to the Investor. The Offering was made in reliance upon the exemption from securities registration afforded by Regulation S (“Regulation S”) as promulgated under the Securities Act of 1933, as amended.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any securities of the Company, nor shall such securities be offered or sold in the United States absent registration or an applicable exemption from the registration requirements and certificates evidencing such securities contain a legend stating the same; the information contained herein is merely included to disclose the terms of the transaction mentioned herein.

Section 9 - Financial Statements and Exhibits

Item 9.01  Exhibits

Exhibit No.	Description
10.1	Form of Convertible Debenture

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the date indicated.

China Ginseng Holdings, Inc.

Date: June 20, 2016	By:	/s/ Long He
Long He Chief Executive Officer